As filed with the Securities and Exchange Commission on October 20, 2014

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT
TO
FORM S-8
Registration Statement
under
The Securities Act of 1933

ENVENTIS CORPORATION
(Exact name of registrant as specified in its charter)
Minnesota (State or other jurisdiction of incorporation or organization)	41-1524393 (I.R.S. Employer Identification No.)
221 East Hickory Street P.O. Box 3248 Mankato, Minnesota 56002-3248 (800) 326-5789 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

HICKORY TECH CORPORATION DIRECTORS' STOCK OPTION PLAN
HICKORY TECH CORPORATION 1993 STOCK AWARD PLAN
HICKORY TECH CORPORATION 2005 DIRECTORS' INCENTIVE PLAN
HICKORY TECH CORPORATION EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plans)

Steven L. Childers
Senior Vice President, Chief Financial Officer and Assistant Secretary
121 South 17th Street
Mattoon, Illinois 61938-3987
(217) 235-3311
 (Name, address, including zip code, and telephone number, including area code of agent for service)

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Form S-8 Registration Statements pertaining to Enventis Corporation's common stock (the "Registration Statements").

1.            Registration Statement on Form S-8, Registration No. 333-69827
2.            Registration Statement on Form S-8, Registration No. 333-107932
3.            Registration Statement on Form S-8, Registration No. 333-127394
4.            Registration Statement on Form S-8, Registration No. 33-49704

The undersigned registrant hereby removes and withdraws from registration all securities registered pursuant to the Registration Statements listed above that remain unissued.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant has duly caused this Post-Effective Amendment to be signed on its behalf, by the undersigned, thereunto duly authorized.

ENVENTIS COMMUNICATIONS

By: /s/ Steven L. Childers
Name: Steven L. Childers
Title: Senior Vice President, Chief Financial Officer and Assistant Secretary
Date: October 16, 2014